UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2007

 FREEDOM FINANCIAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Maryland	333-140530	56-2560951
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6615 Brotherhood Way, Suite A Fort Wayne, Indiana	46825
(Address of principle executive offices)	(Zip code)
Registrant’s telephone number, including area code: (260)490-5363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)

Departure of Directors or Certain Officers.

Effective as of December 1, 2007, director Harold D Palmer resigned his seat on the Board of Directors of Freedom Financial Holdings, Inc. (the “Company”).

Also effective as of December 1, 2007, Gregory Fields resigned as Chief Operating Officer of the Company.  Mr. Fields will, however, retain his seat on the Board of Directors of the Company.

Item 8.01  Other Events.

Litigation Settlement

On December 3, 2007, Freedom Financial Mortgage Company (“FFMC”) entered into a Mutual Release and Settlement Agreement (“Settlement Agreement”) in the November 28, 2006 lawsuit filed against FFMC in the Court of Common Pleas, Cuyahoga County Justice Center in the State of Ohio (the “Litigation”).

Under the terms of the Settlement Agreement, FFMC shall pay to Plaintiffs Fifteen Thousand Dollars ($15,000.00) on or before December 5, 2007.  In addition, FFMC shall take all reasonable actions in the Litigation to obtain a monetary award in the amount of $15,000.00 against EZPMG, Inc. in connection with the Motion for Default Judgment that FFMC has been granted against EZPMG, Inc. in the Litigation and shall then assign said judgment to Plaintiffs. The risk of collecting any money from EZPMG, Inc. pursuant to the assignment shall be borne solely by Plaintiffs, and FFMC does not represent, guarantee or warrant that Plaintiffs will successfully collect from EZPMG, Inc. any part of the assigned judgment.

Debt-Equity Conversion

On or about November 28, 2007, the Company converted approximately seven hundred and twenty-five thousand dollars ($725,000) of short-term debt into four hundred and thirty five thousand (435,000) shares of Series D convertible preferred stock.  Five hundred thousand dollars ($500,000) of the former debt was owed to Robert Carteaux, a shareholder and director of the Company with repayment terms beginning in December 2007.  The remaining two hundred and twenty-five thousand dollars ($225,000) was owed to unaffiliated parties with repayment terms beginning in March 2008.  Each share of the Series D preferred stock issued in this transaction is convertible, in the Company’s sole discretion, into shares of the Company’s Common Stock at the average closing price of the Common Shares for the twenty (20) trading days prior to conversion and features a 12% annual dividend.  The other  terms of the Class D Preferred Stock are essentially the same as the terms of the existing series of Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FREEDOM FINANCIAL HOLDINGS, INC.
Date: 12/3/2007	By:	/s/ Brian Kistler
Brian Kistler,
Principal Executive Officer

Date: 12/3/2007	By:	/s/ Robin W. Hunt
Robin W. Hunt
Chief Financial Officer

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